Exhibit 2.2

State of Delaware Secretary of State Division of Corporations Delimed 10:19 AM 08/2012020 FILED 10:19 AM 08/20/2020 SR 20206844035 - FlleNumber 7157420 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF BIT FORGE L.A. INC., a Delaware corporation Bit Forge L.A. Inc., a Delaware corporation, hereby certifies as follows: 1. The name of the corporation is Bit Forge L . A . Inc . (the "Corporation") . The Corporation was originally incorporated in the State of Delaware on November 20 , 2018 pursuant to the Certificate of Incorporation filed with the Secretary of State of the State of Delaware on that date . 2. This Amended and Restated Certificate of Incorporation has been adopted by the Corporation and its stockholders pursuant to Section 242 and Section 245 of the General Corporation Law of the State of Delaware, with the approval of the Corporation's stockholders having been given by written consent without a meeting in accordance with Section 228 of the General Corporation Law of the State of Delaware . 3, The Certificate of Incorporation of the Corporation is hereby amended and restated to read in its entirety as set forth in Exhibit A attached hereto. IN WITNESS WHEREOF, this Amended. and Restated Certificate of Incorporation has been signed this 20th day of August 2020.

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EXHIBIT A AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF RIDEPAIR INC., a Delaware corporation ARTICLE I NAME The name of the corporation is RIDEPAIR INC . (the "Corporation'') ARTICLE II REGISTERED AGENT The address of the Corporation's registered office in the state of Delaware is located at 651 N . Broad Street, Suite 206 , in the City of Middletown, County ofNew Castle, Delaware 19709 . The name of the Corporation's registered agent at such address is Legalinc Corporate Services Inc . ARTICLE III PURPOSE The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as amended (the "DGCL") . ARTICLE IV CAPITALIZATION The amount of the total authorized capital stock of the corporation shall be Three Hundred Ten Million ( 310 , 000 , 000 ) shares consisting of Three Hundred Million ( 300 , 000 , 000 ) shares of Common Stock, $ 0 . 0001 par value per share, and Ten Million ( 10 , 000 , 000 ) shares of Preferred Stock, par value $ 0 . 0001 per share, the Preferred Stock consisting of Three Million ( 3 , 000 , 000 ) shares of Series A Convertible Preferred Stock, par value $ 0 . 0001 per share, and Seven Million ( 7 , 000 , 000 ) shares of undesignated Preferred Stock, the designations, preferences, limitations and relative rights of the shares of each such class are as follows : A. Common Shares. (1) The holders of the Common Shares shall have unlimited voting rights and shall constitute the sole voting group of the corporation, except to the extent any additional voting groups or groups may hereafter be established in accordance with the DGCL, and shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders thereof entitled to vote . (2) The rights of holders of the Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the Corporation shall be subject to the preferences, limitations and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the corporation providing for the issuance of one or more series of the Preferred Shares . B. Preferred Shares.

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The corporation may divide and issue the Preferred Shares in series . Preferred Shares of each series when issued shall be designated to distinguish it from the shares of all other series . The Board of Directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by this Certificate of Incorporation and the laws of the State of Delaware in respect to the following : (1) The number of shares to constitute such series, and the distinctive designations thereof; (2) The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue; (3) Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption; (4) The amount payable upon shares in event ofinvoluntary liquidation; (5) The amount payable upon shares in event of voluntary liquidation; (6) Sinking fund or other provisions, if any, for the redemption or purchase of shares; (7) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; (8) Voting powers, if any; and (9) Any other relative rights and preferences of shares of such series, including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any further series shall be subject . C. Series A Convertible Preferred Stock (1) Number of Shares: Designation. This series of Preferred Stock shall be designated as "Series A Convertible Preferred Stock" and the number of shares of such series shall be 3,000,000 shares. (2) Stated Value . The stated value of the Series A Convertible Preferred Stock shall be $ 1.00 per share. (3) Dividends . The holders of outstanding Series A Convertible Preferred Stock shall only be entitled to receive dividends upon declaration by the Board of Directors of a dividend payable on the Corporation's Common Stock whereupon the holders of the Series A Convertible Preferred Stock shall receive a dividend on the number of shares of Common Stock in to which each share of Series A Convertible Preferred Stock is convertible . (4) Preferenqe on Liquidatio 1 J . In the event of any liquidation, dissolution or winding up of the Corporation, the holders of Series A Convertible Preferred Stock then outstanding shall not be entitled to any preference payable out of the assets of the Corporation available for distribution to its stockholders and the assets then remaining shall be distributed pari passu to the holders of the Series A Convertible Preferred Stock and to the holders of Common Shares . (5) Voting Rights . Each Series A Convertible Preferred Share will entitle the holder thereof to twenty (20) votes on all matters submitted to a vote of the shareholders of the Corporation . Except as otherwise provided herein or in any other Certificate of Designation creating a series of Preferred Shares or by law, the holders of Series A Convertible Preferred Shares and the holders of Common Shares and any other capital shares of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of the shareholders of the Corporation .

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(6) Conversion o(Series A Convertible Preferred Stock into Common Stock (a) Subject to the provisions of this subdivision (6), the holder of record of any share or shares of Series A Convertible Preferred Stock shall have the right, at their individual option, at any time and from time to time, to convert one (1) share of Series A Convertible Preferred Stock into ten (l 0 ) fully paid and nonassessable shares of Common Stock of the Company . (b) Any holder of a share or shares of Series A Convertible Preferred Stock desiring to convert such Series A Convertible Preferred Stock into Common Stock shall surrender the certificate or certificates representing the share or shares of Series A Convertible Preferred Stock so to be converted, duly endorsed to the Company, or in blank, at the principal office of the Company, and shall give written notice to the Company at said office that he or she elects to convert the same, and setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued . (c) Conversion of Series A Convertible Preferred Stock shall be subject to the following additional terms and provisions: (A) As promptly as practicable after the surrender for conversion of any Series A Convertible Preferred Stock, the Company shall deliver or cause to be delivered to the holder of such Series A Convertible Preferred Stock at the holder's address as indicated on the Company's stock ledger (or such other place as may be designated by the holder), to or upon the written order of the holder of such Series A Convertible Preferred Stock, certificates representing the shares of Common Stock issuable upon such conversion, issued in such name or names as such holder may direct . Shares of the Series A Convertible Preferred Stock shall be deemed to have been converted as of the close of business on the date of the surrender of the Series A Convertible Preferred Stock for conversion, as provided above, and the rights of the holders of such Series A Convertible Preferred Stock shall cease at such time, and the person or persons in whose name or names the certificates for such shares are to be issued shall be treated for all purposes as having become the record holder or holders of such Common Stock at such time ; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall constitute the person or persons in whose name or names the certificates for such shares are to be issued as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open . (B) In the event that the Company shall at any time subdivide or combine in a greater or lesser number of shares the outstanding shares of Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be proportionately increased in the case of subdivision or decreased in the case of a combination, effective in either case at the close of business on the date when such subdivision or combination shall become effective . (C) In the event that the Company shall be recapitalized, consolidated with or merged into any other corporation, or shall sell or convey to any other corporation all or substantially all of its property as entirety, provision shall be made as part of the terms of such recapitalization, consolidation, merger, sale or conveyance so·that any holder of Series A Convertible Preferred Stock may thereafter receive in lieu of the Common Stock otheiwise issuable to him upon conversion of his or her Series A Convertible Preferred Stock, but at the conversion ratio stated in this subdivision (6), the same kind and amount of securities or assets as may be

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distributable upon such recapitalization, consolidation, merger, sale or conveyance, with respect to the Common Stock of the Company. (D) In the event that the Company shall at any time pay to the holders of Common Stock a dividend in Common Stock, the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be proportionately increased, effective at the close of business on the record date for determination of the holders of Common Stock entitled to such dividend . (E) Such adjustments shall be made successively if more than one event listed in subdivisions (6)(c)(B), (C) and (D) hereof shall occur. (F) No adjustment of the conversion ratio shall be made by reason of (i) the, - purchase, acquisition, redemption or retirement by the Company of any shares of the Common Stock or any other class of the capital stock of the Company, except as provided in subdivision (6)(c)(B) ; or (ii) the issuance, other than as provided in subdivisions (6)(c)(B) and (D), of any shares of Common Stock of the Company, or of any securities convertible into shares of Common Stock or other securities of the Company, or of any rights, warrants or options to subscribe for or purchase shares of the Conunon Stock or other securities of the Company, or of any other securities of the Company, provided that in the event the Company offers any of its securities, or any rights, warrants or options to subscribe for or purchase any of its securities, to the holders of its Common Stock pursuant to any preemptive or preferential rights granted to holders of Common Stock by the Amended and Restated Certificate of Incorporation of the Company, or pursuant to any similar rights that may be granted to such holders of Common Stock by the Board of Directors of the Company, at least 20 days prior to the expiration of any such offer the Company shall mail written notice of such offer to the holders of the Series A Convertible Preferred Stock then ofrecord ; or (iii) any offer by the Company to redeem or acquire shares of its Common Stock by paying or exchanging therefore stock of another corporation or the carrying out by the Company of the transactions contemplated by such offer, provided that at least 20 days prior to the expiration of any such offer the Company shall mail written notice of such offer to the holders of the Series A Convertible Preferred Stock then ofrecord . (G) The Company shall at all times reserve and keep available solely for the purpose of issue upon conversion of Series A Convertible Preferred Stock, as herein provided, such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding Series A Convertible Preferred Stock . (d) The issuance of certificates for shares of Common Stock upon conversion of the Series A Convertible Preferred Stock shall be made without charge for any tax in respect of such issuance . However, if any certificate is to be issued in a name other than that of the holder of record of the Series A Convertible Preferred Stock so converted, the person or persons requesting the issuance thereof shall pay to the Company the amount of any tax which may be payable in respect of any transfer involved in such issuance, or shall establish to the satisfaction of the Company that such tax has been paid or is not due and payable . (7) Redemption.

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The Series A Convertible Preferred Stock shall not be redeemable at any time by the Company. ARTICLEV DIRECTORS The business and affairs of the Corporation shall be managed by or under the direction of a board of directors . The Board of Directors of the Corporation shall consist of that number of directors to be fixed from time to time in the manner provided in the Corporation's Bylaws, each of whom will serve as the Corporation's director until his or her successor is duly elected and qualified . ARTICLE VI MATTERSRELATINGTOSTOCKHOLDERS (a) Special meetings of the stockholders may be called only by resolution adopted by a majority of the Board of Directors, the ChiefExecutive Officer, President, or Chairperson of the Board of Directors, and may not be called by any other person or persons . Business transacted at special meetings of stockholders shall be confined to the purpose or purposes stated in the notice of meeting . (b) Any action required or permitted to be taken by the holders of the Common Stock and any Series of Preferred Stock having voting rights with the holders of the Common Stock of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant class or series having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and shall be delivered to the Corporation by delivery to its principal place of business or to an officer or agent of the Corporation having custody of the books in which proceedings of meetings of stockholders are recorded . ARTICLE VII AMENDMENT OF CERTIFI&;ATE OF INCQRPORATION (a) The Corporation shall have the right, subject to any express provisions or restrictions contained in this Amended and Restated Certificate of Incorporation, from time to time, to amend this Amended and Restated Certificate of Incorporation or any provision hereof in any manner now or hereafter provided by applicable law, and all rights and powers of any kind conferred upon a director or stockholder of the Corporation by this Amended and Restated Certificate oflncorporation or any amendment hereof are subject to such right of the Corporation . (b) Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Bylaws (and in addition to any other vote that may be required by applicable law or this Amended and Restated Certificate of Incorporation), the affirmative vote of the holders of a majority in voting power of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend, alter or repeal any provision of this Amended and Restated Certificate of Incorporation . ARTICLE VIII INDEMNIFICATION (a) No director of the Corporation shall be Hable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit . It is the intent that this provision be interpreted to provide the maximum protection against liability afforded to directors under the DGCL in existence either now or hereafter . (b) The Corporation shall indemnify and shall advance expenses on behalf of its officers and directors to the fullest extent permitted by law in existence either now or hereafter .

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ARTICLE IX BYLAWS In furtherance of, and not in limitation of, the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation without any action on the part of the stockholders ; however, ByLaws made by the Directors and the powers so conferred may be altered or repealed by the Board of Directors or stockholders . Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Board . ARTICLEX TERM OF EXISTENCE The Corporation shall have perpetual existence .

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